Exhibit 10.1

AMENDMENT NO. 1
to the
PRUDENTIAL SAVINGS BANK
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 (the "Amendment") to the Amended and Restated Employment Agreement between Prudential Savings Bank, a Pennsylvania‑chartered, stock-form savings bank (the "Bank"), and Jack E. Rothkopf (the "Executive") dated June 17, 2015 (the "Agreement"), is hereby effective as of November 13, 2015.

WHEREAS, the Executive is presently employed as the Senior Vice President, Chief Financial Officer and Treasurer of the Bank;

WHEREAS, effective June 17, 2015, the Executive and the Bank entered into the Agreement which provided for, among other things, a minimum Base Salary, as such term is defined in Section 3(a) of the Agreement, during the term of the Agreement;

WHEREAS, the Executive has voluntarily agreed to a reduction in his Base Salary for the one year period December 1, 2015 through November 30, 2016 in light of the Bank's current operating situation and the Compensation Committee of the Board of Directors has agreed to the terms of such adjustment of the Executive's Base Salary;

WHEREAS, the Bank and the Executive desire to amend the Agreement to reflect the mutually agreed upon revision to the Executive's Base Salary; and

WHEREAS, the Executive is willing to serve the Bank on the terms and conditions set forth in the Agreement, as amended by this Amendment.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Bank and the Executive do hereby agree to amend the Agreement as follows:

1.            Section 3(a) of the Agreement be and hereby is rescinded and deleted and replaced in its entirety by the following:

3(a)	The Employer shall compensate and pay the Executive for his services during the term of this Agreement at a minimum base salary of $169,950 per year ("Base Salary"), which may be increased from time to time in such amounts as may be determined by the Board of Directors of the Employer and may not be decreased without the Executive's express written consent; provided, however, notwithstanding anything to the contrary herein, for the period December 1, 2015 through November 30, 2016 (the "Adjustment Period"), Executive's Base Salary shall be $153,000 per year and upon conclusion of the Adjustment Period, effective December 1, 2016, Executive's Base Salary shall return to $169,950 unless otherwise mutually agreed to in writing. In addition to his Base Salary, the Executive shall be entitled to receive during the term of this Agreement such bonus payments as may be determined by the Board of Directors of the Employer.

2.            All other sections and provisions in the Agreement shall continue in full force and effect and are incorporated by reference into this Amendment.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Agreement as of the date first written above.

ATTEST:		PRUDENTIAL SAVINGS BANK

By:	/s/Regina Wilson	By:	/s/Joseph R. Corrato
Name:	Regina Wilson		Joseph R. Corrato
Title:	Corporate Secretary		President and Chief Executive Officer

EXECUTIVE

		By:	/s/Jack E. Rothkopf
Jack E. Rothkopf

3